E*TRADE ASSET MANAGEMENT, INC.
                         PERSONAL TRADING CODE OF ETHICS



I.    INTRODUCTION AND OVERVIEW

      In our efforts to ensure that E*TRADE Asset Management, Inc. ("E*TAM") develops and maintains a reputation for integrity and high ethical standards, it is essential not only that E*TAM and its employees comply with relevant federal and state securities laws, but also that we maintain high standards of personal and professional conduct. E*TAM's Personal Trading Code of Ethics (the "Code") is designed to help ensure that we conduct our business consistent with these high standards.

      As a registered investment adviser, E*TAM and its employees owe a fiduciary duty to our clients that requires each of us to place the interests of our clients ahead of our own interests. A critical component of our fiduciary duty is to avoid potential conflicts of interest. Accordingly, you must avoid activities, interests, and relationships that might interfere or appear to interfere with making decisions in the best interests of shareholders of the E*TRADE Funds and other advisory clients of E*TAM. Please bear in mind that a conflict of interest can arise even if there is no financial loss to our clients. Many potential conflicts of interest can arise in connection with employee personal trading and related activities.

      The Code is designed to address and avoid potential conflicts of interest relating to personal trading and related activities and is based on three underlying principles:

      (1) We must at all times place the interests of our clients (including both the E*TRADE Funds and any private accounts) first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of E*TAM clients.

      (2) We must make sure that all personal securities transactions are conducted consistent with the Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility.

      (3) E*TAM personnel should not take inappropriate advantage of their positions. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the E*TRADE Funds or E*TAM could call into question the exercise of your independent judgment.

      The Code contains a number of rules and procedures relating to personal trading by E*TAM officers, directors, employees and their families. It is your responsibility to become familiar with the Code and abide by the Code. Violations of the Code will be taken seriously and could result in sanctions against the violator, which sanctions can include termination of employment.

      As with all policies and procedures, the Code was designed to cover a myriad of circumstances and conduct; however, no policy can anticipate every potential conflict of interest that can arise in connection with personal trading. Consequently, you are expected to abide not only by the letter of the Code, but also by the spirit of the Code. Whether or not a specific provision of the Code addresses a particular situation, you must conduct your personal trading activities in accordance with the general principles contained in the Code and in a manner that is designed to avoid any actual or potential conflicts of interest. E*TAM reserves the right, when it deems necessary in light of particular circumstances, either to impose more stringent requirements on employees or to grant exceptions to the Code.

      Because governmental regulations and industry standards relating to personal trading and potential conflicts of interest can change over time, E*TAM reserves the right to modify any or all of the policies and procedures set forth in the Code. Should E*TAM revise the Code, you will receive written notification from the Compliance Officer. It is your responsibility to familiarize yourself with any modification to the Code. If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code to a particular situation, contact the Compliance Officer.

      Currently, E*TAM serves only as investment adviser to the E*TRADE Funds. The E*TRADE Funds consist of eight portfolios: (1) E*TRADE Extended Market Index Fund; (2) E*TRADE E-Commerce Index Fund; (3) E*TRADE S&P 500 Index Fund; (4) E*TRADE Technology Index Fund; (5) E*TRADE International Index Funds; (6) E*TRADE Bond Index Fund; (7) E*TRADE Global Titans Index Fund and (8) E*TRADE Premier Money Market Fund. The E*TRADE Extended Market Index Fund, E*TRADE S&P 500 Index Fund, E*TRADE International Index Fund, E*TRADE Bond Index Fund and E*TRADE Premier Money Market Fund each invest all of their respective assets in a series of the Master Investment Portfolio, an open-end management investment company, which is advised by Barclays Global Fund Advisers ("Barclays"). Accordingly, the provisions of this Code apply only to E*TAM's advisory relationship with the E*TRADE E-Commerce Index Fund, E*TRADE Technology Index Fund and E*TRADE Global Titans Index Fund (the "Funds").

II.   PERSONS COVERED BY THE CODE

      Depending upon your classification under this Code, certain investment restrictions and reporting obligations may or may not apply to you. Individuals subject to this Code will be classified as "Access Persons" and may in addition be further classified as "Investment Personnel" and/or "Portfolio Manager." Investment Personnel and Portfolio Managers have additional obligations under this Code.

      The E*TAM Compliance Officer will notify each individual who has been classified as an Access Person, Investment Personnel and/or Portfolio Manager and what their obligations are under this Code.

Access Persons means:

      1)    E*TAM's directors;
                    ---------

      2)    E*TAM's officers;
                    --------

      3) E*TAM's employees (or employees of any company in a control relationship to E*TAM) who in connection with their regular functions or duties, make, participate in or obtain information regarding the purchase or sale of any security (other than Exempted Securities as defined below) by the Funds or whose functions relate to the making of any recommendations with respect to such purchase or sales; and

      4) any person in a control relation to E*TAM who obtains information concerning recommendation made to the Funds with regard to the purchase or sale of securities (other than Exempted Securities as defined below) of the Fund.

Investment Personnel means any employee of E*TAM (or employee of any company in a control relationship to E*TAM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds (e.g., traders or analysts). Any person who controls E*TAM and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Fund.

Portfolio Manager means any E*TAM employee who has the direct responsibility and authority to make investment decisions affecting the Funds.

      The policies and procedures set forth in the Code also apply to all members of your immediate family, which for purposes of the Code refers to any person living in your household (whether or not related to you) and/or any person to whose financial support you make a significant contribution.

III.  POLICIES REGARDING PERSONAL SECURITIES TRANSACTIONS

      A. Restrictions on Personal Securities Transactions By Access Persons, Investment Personnel and Portfolio Managers.

            1. No Access Person may buy or sell securities other than Exempted Securities and De Minimis Securities (as defined below) for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from E*TAM's Compliance Officer prior to effecting such security transaction.

                  a. A written authorization for such security transaction will be provided by the E*TAM Compliance Officer to the person receiving the authorization (if granted).

                        Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the E*TAM Compliance
                        Officer for clearance or denial of clearance to trade prior to effecting any securities transactions.

            2. Pre-clearance approval under paragraph 1 will expire at the close of business on the trading day after the date on which oral authorization is received and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

            3. No clearance will be given to an Access Person to purchase or sell any security on a day when the E*TAM Compliance Officer has been advised by Barclay's that a trading blackout on behalf of any of the Funds exists with respect to the same security. Blackout periods generally will include a 15 day period before and after a major scheduled index reconstitution.

            4. The pre-clearance requirement shall apply to all purchases of a beneficial interest in any security through an Initial Public Offering or a Limited Offering (as defined below) by any Access Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made and filed with the E*TAM Compliance Officer.

                  a. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

                  b. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

            5. No pre-clearance will be given to any Portfolio Manager to purchase or sell any security (other than Exempted Securities) within seven calendar days before or after the Portfolio Manager trades that security for a Fund.

            6. Investment Personnel may not profit by the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days, unless such security is an Exempted Security (as defined below).

      Except as noted with respect to Initial Public Offerings and Limited Offerings, this pre-clearance policy does not apply to securities which qualify as Exempted Securities or De Minimis Securities (as defined below). If you have any questions as to the application of this policy, contact the E*TAM Compliance Officer.

IV.   EXEMPTED AND DE MINIMIS SECURITIES

      The policies and procedures set forth in the Code regarding personal investing apply to all personal securities transactions, unless such security is an Exempted as defined below. If you have any doubt as to the applicability of the Code to a particular transaction, contact the E*TAM Compliance Officer.

      The Code (including the specific prohibitions on personal trading and the reporting requirements) does not apply to the following types of securities, which are referred to as "Exempted Securities." As a result, Access Persons may invest in Exempted Securities without following the procedures set forth in the Code. Exempted Securities are personal securities transactions by Access Persons in the following:

            1. Direct obligations of the Government of the United States; banker's acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument that has a maturity at issuance of less than 366 days and is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies.

            2. Securities purchased or sold in a transaction which is non-volitional on the part of the Access Person.

            3. Securities acquired as a part of an automatic dividend reinvestment plan.

            4. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

            5.    Exercise  of  options  received   pursuant  to  an  employment
                  arrangement, provided that the sale of the securities received upon exercise of the options are subject to the Code;

            6. Receipt of securities or options pursuant to an employment arrangement; and

            7.    Acquisition   of   securities  by  an  Access  Person  of  the
                  securities of the Access Person's employer or an affiliate thereof.

      In addition, the pre-clearance procedures do not apply to personal securities transactions involving De Minimis Securities. "De Minimis Securities" are securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount less than $10,000. You will however be required to report such securities in the quarterly and annual reports discussed below.

Additionally, transactions in accounts ("Special Accounts") over which the Access Person exercises no direct or indirect influence or control may be excluded from the Code (and treated as Exempted Securities) provided that prior approval for exclusion from the Code is obtained from E*TAM by notifying, and discussing these Accounts with the E*TAM Compliance Office. An account will be deemed a Special Account provided all of the following conditions are met:

      o The Access Person discloses to the E*TAM Compliance Officer the existence of the Special Account and allows the E*TAM Compliance Officer to review, upon his or her discretion, the governing documents of such Special Account;

      o     The  Access  Person  establishes  to the  satisfaction  of the E*TAM
            Compliance Officer that he or she has no direct or indirect influence or control over the Special Account or over investment decisions made for the Special Account;

      o     The  Access   Person   completes   the  attached   Special   Account
            Certification on an annual basis, or such other certification that the E*TAM Compliance Officer may deem acceptable;

      o The Access Person establishes to the satisfaction of the E*TAM Compliance Officer that he or she provides no investment advice to the person(s) who directly or indirectly influence or control the investment decisions for the Special Account ("Control Persons");

      o The Access Person does not disclose to the Control Persons any action that E*TAM may take, or has or has not taken, or any E*TAM consideration of any action with respect to that security; and

      o The Control Persons do not disclose to the Access Person any action such Control Persons may or may not take or any action under consideration with respect to any transaction for the Special Account until after such decisions have been made and fully executed.

      If you have a Special Account and you feel that an exception from compliance with the Code is warranted, please see an E*TAM Compliance Officer. Determinations as to whether exception from the Code will be granted will be made on a case-by-case basis. Depending on all of the facts and circumstances, E*TAM reserves the right to require additional procedures to be followed, as E*TAM deems necessary or appropriate. Further, E*TAM reserves the right at any time, in the discretion of the legal counsel to E*TAM, to require compliance with all or parts of the Code or to revoke the exception at any time.

      If you have any questions about whether a particular transaction qualifies as an Exempted Security, contact the E*TAM Compliance Officer.

V.    REPORTS AND CERTIFICATIONS REGARDING PERSONAL SECURITIES TRANSACTIONS

      Personal Holdings Reports: In order to address potential conflicts of interest that can arise when an Access Person disposes of a security acquired prior to his or her association with E*TAM and to help ensure compliance with the Code, all Access Persons must provide E*TAM with a list of all securities holdings (the "Personal Holdings Report") in which they have a beneficial interest (other than interests in Exempted Securities). This Personal Holdings
Report must be provided within 10 days of commencement of employment (or for persons already designated as Access Persons with 10 days after March 1, 2000) and updated annually thereafter. The report, a form of which is attached hereto as Exhibit A, must include the title of each security, the number of shares held and the principal amount of the security. The Personal Holdings Report must also include a list of any securities accounts maintained with any broker, dealer or bank. Holdings Reports must be current as of a date no more than 30 days before the Report is submitted. E*TAM is sensitive to Access Persons' privacy concerns and will endeavor not to disclose the contents of an Access Person's Personal Holdings Report to anyone unnecessarily.

      Quarterly Transaction Reports: Each Access Person shall submit quarterly reports in the form attached hereto as Exhibit B to E*TAM's Compliance Officer, showing all transactions in securities other than Exempted Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any securities were held for the direct or indirect beneficial interest of the Access Person. Such reports shall be filed no later than 10 days after the end of each calendar quarter. An Access Person of the Company need not make a quarterly transaction reports if all of the information required by the quarterly transaction reports is contained in the brokerage confirmations or account statements submitted in lieu thereof.

      A form of brokerage letter is attached to the Code. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to an Access Person, such Access Person is required to complete a Brokerage Account Form annually.

      Review of Reports.: The E*TAM Compliance Officer shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to E*TAM's Board of Directors:

      a. with respect to any transaction that appears to evidence a possible violation of this Code; and

      b.    apparent violations of the reporting requirement stated herein.

      The Board shall consider reports made to it hereunder and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Funds. The Board shall review the operation of this Code of Ethics at least once a year.

      Certification of Compliance: Each Access Person will be required to certify that he or she has read, understands and has complied with (or in the case of a newly hired Access Person, will comply with) the Code. This Certification of Compliance is required upon commencement of employment and annually thereafter.

VI.   MISCELLANEOUS

      Certain activities, while not directly involving personal trading issues, nonetheless raise similar potential conflict of interest issues and are appropriate for inclusion in the Code.

      Service on Boards: Investment Personnel are prohibited from serving on the board of directors of any for-profit company or organization without the prior, written approval of the E*TAM Compliance Officer. Such approval will only be granted when E*TAM believes that such board service will be consistent with the interests of E*TAM's clients. If board service is authorized, appropriate procedures will be developed to ensure that confidential information is not obtained or used by such Investment Personnel or by E*TAM.

      Gifts: On occasion Investment Personnel may be offered, or may receive, gifts from clients, brokers, vendors to other persons not affiliated with E*TAM. The receipt of extraordinary or extravagant gifts from such persons is not permitted. Gifts of a nominal value (i.e., gifts the reasonable value of which is no more than $100 annually from one person), and customary business meals and entertainment (e.g., sporting events) at which both you and the giver are present and promotional items (e.g., pens, mugs) may be received. Investment Personnel may not, however, solicit any gifts.

      Investment Personnel may not give any gift with a fair market value in excess of $100 per year to persons associated with securities or financial organizations including exchanges, other member organizations, commodity firms, news media, or clients of the firm. You may provide reasonable entertainment to such persons, provided that both you and the recipient are present.

      You must never give or receive gifts or entertainment that would be embarrassing to either you or E*TAM if made public.

      Annual Board Review: The management of E*TAM annually will prepare a report to the E*TRADE Funds' board of trustees that summarizes existing procedures concerning personal trading (including any changes in the Code), highlights violations of the Code requiring significant remedial action and identifies any recommended changes to the Code.

      Recordkeeping: This Code, a copy of each report by an Access Person, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports, a list of all persons responsible for reviewing such reports, records of any violations of the Code and action taken as a result thereof, shall be preserved with E*TAM's records for the period required by the Investment Company Act of 1940, as amended and the Investment Advisers Act of 1940, as amended.

VII.  FORMS

Attached to the Code are the following forms of documents:

      o     Holdings Report and Annual Certification of Holdings Report;
      o     Quarterly Securities Transaction Report;
      o     Form of Brokerage Letter;
      o     Initial and Annual Certifications of Compliance; and
      o     Special Account Certification

      If you have any questions about any of these documents, or their application, contact the E*TAM Compliance Officer.

VIII. VIOLATIONS OF THE CODE

      E*TAM views violations of the Code to be a serious breach of the firm's rules. Consequently, any Access Person who violates any policy or procedure contained in the Code is subject to sanctions, including termination of employment. Further, violations of the Code may constitute violations of federal and/or state laws and may be referred to the proper authorities upon discovery. If you have any questions about any aspect of the Code, contact the E*TAM Compliance Officer.

IX.   EFFECTIVE DATE

      The Code is effective as of December 18, 1998, as amended March 1, 2000.

                                    Exhibit A

                         E*TRADE Asset Management, Inc.
                                    ("E*TAM")

                                 Holdings Report

            For the Year/Period Ended
                                      ----------------------------------
                                      (month/day/year)

            [   ] Check Here if this is an Initial Holdings Report

To:  Compliance Officer

            As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to E*TAM's Code of Ethics:

         Title of             Number               Principal
         Security             of Shares            Amount
         --------             ---------            ---------


            The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

 NAME OF                     BROKER
 BROKER/BANK                 BANK/ADDRESS              DATE ESTABLISHED
 -----------                 ------------              -----------------



            This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                     Signature:
     -------------------                            ---------------------------

                                          Print Name:
                                                     --------------------------

                         E*TRADE ASSET MANAGEMENT, INC.
                   ANNUAL CERTIFICATION OF HOLDINGS REPORT
                      To be completed by all Access Persons
                within 10 days after the end of calendar year


      I                                , hereby certify that:
        -------------------------------
                (Print Name)

        There has been no change in my  personal securities  holdings in which I
-------
have a beneficial interest (other than in interests in Exempted Securities) over the preceding calendar year.

                                       OR

        The  attached  revised  Holdings Report accurately  reflects  my current
-------
personal securities holdings in which I have a beneficial interest (other than in interests in Exempted Securities).

NAME:                                   Date:
     ----------------------------------      ----------------------------------
            (Signature)

                                    Exhibit B

                         E*TRADE Asset Management, Inc.
                                    ("E*TAM")

                          Securities Transaction Report

            For the Calendar Quarter Ended
                                           -------------------------------
                                           (month/day/year)


To:  Compliance Officer

            During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to E*TAM's Code of Ethics:


                                          Interest Rate  Nature of             Broker/Dealer
                                          and Maturity   Transaction           or Bank
          Date of     Number of Principal Date (if       (Purchase,            Through Whom
Security  Transaction  Shares   Amount    applicable)    Sale, Other)   Price  Effected
--------------------------------------------------------------------------------------------



            During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

        NAME OF BROKER/BANK    BROKER BANK/ADDRESS      DATE ESTABLISHED
        -------------------    -------------------      ----------------


            This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                     Signature:
     -------------------                            ---------------------------

                                          Print Name:
                                                     --------------------------

                            FORM OF BROKERAGE LETTER

[Date]
[Broker Name]
[Address]

RE:   Account No.                      Account Name
                 --------------------              ---------------------------

Dear [Name]

As of [Date], please send to E*TRADE Asset Management, Inc., a duplicate confirmation of each transaction in the above-named account and the monthly brokerage account statement for the above-named account.

Please mail the confirmations and account statements to:

                  E*TRADE Asset Management, Inc.
                  4500 Bohannon Drive
                  Menlo Park, California  94025
                  Attention:  Compliance Officer

Thank you for your prompt attention to this matter.

Sincerely,



[Name]

cc:   Compliance Officer

                   INITIAL CERTIFICATION OF COMPLIANCE WITH
                       THE E*TRADE ASSET MANAGEMENT, INC.
                         PERSONAL TRADING CODE OF ETHICS
                      To be completed by all Access Persons



      I hereby acknowledge receipt of the E*TRADE Asset Management, Inc. ("E*TAM"). Personal Trading Code of Ethics (the "Code"). I hereby certify that I
(i) recently have read the Code and acknowledge that I am subject to the provisions of the Code; (ii) will comply with the Code; (iii) have arranged for brokerage confirmations and monthly account statements for my account to be provided directly by my broker to E*TAM; and (iv) fully and accurately have disclosed to E*TAM all of my securities holdings (unless Exempted Securities as defined in the Code). I understand that my obligations under the Code are in addition to those I may have due to my relationship with another regulated entity (including E*TRADE Securities, Inc.) and that actions permitted under the Code may not be possible due to such other restrictions applicable to me.

      Name:
            -----------------------------------
            (Please print or type clearly)

      Signature:
                -------------------------------

      Date:
           ------------------------------------

                   ANNUAL CERTIFICATION OF COMPLIANCE WITH
                       THE E*TRADE ASSET MANAGEMENT, INC.
                         PERSONAL TRADING CODE OF ETHICS
                    To be completed by all Access Persons
              within 10 days after the end of each calendar year



      I hereby acknowledge receipt of the E*TRADE Asset Management, Inc. Personal Trading Code of Ethics (the "Code"). I hereby certify that I (i) recently have re-read the Code (including any updates thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. I understand that my obligations under the Code are in addition to those I may have due to my relationship with another regulated entity (including E*TRADE Securities, Inc.) and that actions permitted under the Code may not be possible due to such other restrictions applicable to me.

      Name:
            -----------------------------------
            (Please print or type clearly)

      Signature:
                -------------------------------

      Date:
           ------------------------------------

                         E*TRADE ASSET MANAGEMENT, INC.
                          SPECIAL ACCOUNT CERTIFICATION



I                               , hereby certify as follows:
  ------------------------------
           (Print Name)


      1. I understand that I must adhere to certain procedures with respect to personal securities transactions in which I have a direct or indirect beneficial interest, whether or not such procedures may be burdensome or costly.

      2. I have read and understand the Code and hereby certify that I have complied with all provisions of the Code since the date on which I first became employed by E*TRADE Asset Management, Inc. ("E*TAM"), except as otherwise disclosed to the Compliance Officer of E*TAM.

      3. I have asked for a waiver from the requirements of the Code with respect to the trades for the Special Account (as defined in the
            Code) of                            .
                     ---------------------------

      4. I hereby certify that I exercise no direct or indirect influence or control over the investment decision for the Special Account.

      5. I certify that I have not, and will not, (i) engage in discussions concerning any action that E*TAM may or may not take with respect to any security with any person outside E*TAM, including any member of my immediate family or any person(s) who has (have) direct or indirect influence or control over the investment decisions for the Special Account ("Control Persons"), while I am employed at E*TAM, or (ii) provide investment advice to the Control Persons.


NAME:
     ------------------------------
            (Signature)

DATE:
     ------------------------------